Exhibit 10.9

DATED                                                                                                                                   2010

(1) CHROMA THERAPEUTICS LIMITED

- and -

(2) VALIRX PLC

- and -

(3) VALIBIO SA

- and -

(4) SINGAPORE VOLITION PTE. LIMITED

___________________________________________

DEED OF NOVATION

___________________________________________

Messrs. Rooks Rider

Solicitors,

Challoner House,

19 Clerkenwell Close,

London, EC1R 0RR.

Dx. Box No: 53324, Clerkenwell

Tel. No: +44 (0)207 689 7000

Fax. No: +44(0)207 689 7001

Email: lawyers@rooksrider.co.uk

Ref: [*]

THIS DEED is made the 22 day of September 2010

BETWEEN:

(1)

CHROMA THERAPEUTICS LIMITED incorporated and registered in England and Wales with company number 4066289 whose registered office is at 93 Milton Park, Abingdon, Oxfordshire OX14 4RY (the “Chroma”);

(2)

VALIRX PLC incorporated and registered in England and Wales with company number 3916791 whose registered office is at 24 Greville Street, London EC1N 8SS (“ValiRx”);

(3)

VALIBIO SA incorporated and registered in Belgium with company number 0891.006.861 whose registered office is at 25 Georges Lemaitre, B-6041 Gosselies, Belgium (“ValiBio”) and

(4)

SINGAPORE VOLITION PTE. LIMITED incorporated and registered in Singapore with company number 201016543R whose registered office is at 165 Gangsa Road, Unit 01-70, Singapore 670165 (“Volition”).

BACKGROUND:

(A)

Chroma and ValiRx are party to Patent Licence Agreement dated 3 October 2007 (“Licence”), a copy of which is annexed to this deed.

(B)

ValiRx and ValiBio are party to Patent Licence Agreement dated 8 March 2010 (“Sub-Licence”), a copy of which is annexed to this deed.

(C)

ValiRx has agreed to transfer its shares in ValiBio SA to Volition pursuant to the terms of a Sale and Purchase Agreement dated the same date as this deed (“SPA”). As part of the share transfer, ValiRx wishes to transfer all its rights, obligations and liabilities under the Licence to Volition and terminate the Sub-Licence.

(D)

The parties have agreed that ValiRx's rights, obligations and liabilities under the Licence shall be novated to Volition on the terms of this deed.

IT IS HEREBY AGREED as follows:

1.

Consideration

1.1

Volition and ValiRx agree that 5% of each payment of the consideration due under clauses 4.1 and 4.2 of the SPA shall be paid by Volition direct to Chroma.

2.

Novation

2.1

ValiRx transfers all its rights and obligations under the Licence to Volition. Volition shall enjoy all the rights and benefits of ValiRx under the Licence, and all references to ValiRx in the Licence shall be read and construed as references to Volition.

2.2

Volition agrees to perform the Licence and be bound by its terms in every way as if it were the original party to it in place of ValiRx.

2.3

Chroma agrees to perform the Licence and be bound by its terms in every way as if Volition were the original party to it in place of ValiRx.

3.

Release of obligations and liabilities

3.1

Chroma and ValiRx release each other from all future obligations to the other under the Licence.

3.2

Each of Chroma and ValiRx releases and discharges the other from all claims and demands under or in connection with the Licence, whether arising before, on, or after the date of this deed.

3.3

Each of Chroma and Volition will have the right to enforce the Licence and pursue any claims and demands under the Licence against the other with respect to matters arising before, on or after the date of this deed as though Volition were the original party to the Licence instead of ValiRx.

3.4

Each of ValiRx and ValiBio agree that the Sub-Licence is hereby terminated with immediate effect releases and discharges the other from all claims and demands under or in connection with the Sub-Licence.

4.

Indemnity

4.1

Volition agrees to indemnify ValiRx against any losses, damages or costs ValiRx suffers or incurs under or in connection with the Licence as a result of Volition's failure to perform or satisfy its assumed obligations under the Licence.

4.2

ValiRx agrees to indemnify Volition against any losses, damages or costs Volition suffers or incurs under or in connection with the Licence as a result of ValiRx's failure to perform or satisfy its obligations under the Licence before the date of this deed.

5.

Governing law and jurisdiction

5.1

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

5.2

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of, or in connection with, this deed or its subject matter or formation (including non-contractual disputes or claims).

THIS DEED has been executed and delivered by or on behalf of each of the parties on the date at the top of page 1

Executed as a deed by CHROMA THERAPEUTICS LIMITED acting by a director and a director or its secretary	/s/ Ian Nicholson Ian Nicholson Director /s/ Richard Bungay Richard Bungay Secretary
Executed as a deed by VALIRX PLC acting by a director and a director or its secretary	/s/ Nicholas Thorniley Nicholas Thorniley Director /s/ George Morris George Morris Director
Executed as a deed by VALIBIO SA acting by a director and a director or its secretary	/s/ Jacob Micallef Jacob Micallef Director /s/ Satu Vainikka Satu Vainikka Director
Executed as a deed by SINGAPORE VOLITION PTE. LIMITED acting by a director and a director or its secretary	/s/ Cameron Reynolds Cameron Reynolds Director /s/ Laith Reynolds Laith Reynolds Director

LICENCE

THIS AGREEMENT dated October 3rd 2007 is between:

1) CHROMA THERAPEUTICS LIMITED (“Chroma”), a company incorporated in England and Wales whose principal place of business is at 93 Milton Park, Abingdon, Oxfordshire OX14 4RY; and

2) VALIRX PLC (the “Licensee”), a company incorporated in England and Wales whose principal place of business is at 24 Greville Street, London, ECIN 8SS.

RECITALS:

A.

Chroma has developed and owns a technology relating to chromatin, necleosome and histone structure and the determination of histone modifications particularly as the basis of methods for the diagnosis, prognosis and monitoring of cancer and other diseases (the “Technology”).

B.

Chroma has filed patent applications over the Technology.

C.

The Licensee wishes to acquire rights under the Patents and to use the Technology for the development and commercialization of Licensed Products and to supply Services, in each case in the Field and in the Territory, in accordance with the provisions of this Agreement.

IT IS AGREED as follows:

1

Definitions

In this Agreement, the following words shall have the following meanings:

Affiliate

In relation to a Party, means any entity or person that Controls, is Controlled by, or is under common Control with that Party.

Claims

All demands, claims and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, legal costs and other expenses of any nature whatsoever and all costs and expenses (including without limitation legal costs) incurred in connection therewith.

Commencement Date

This date of this Agreement.

Control

Direct or indirect beneficial ownership of 50% (or, outside a Party’s home territory, such lesser percentage as is the maximum, permitted level of foreign investment) or more of the share capital, stock or other participating interest carrying the right to vote or to distribution of profits of that Party, as the case may be.

Diligent

And Reasonable Efforts

Exerting such efforts and employing such resources as would be exerted or employed by a reasonable third party company for a product of similar market potential at a similar stage of its product life, when utilizing sound and reasonable scientific, business and medical practice and judgment in order to develop the product in a timely manner and maximize the economic return to the Parties from its commercialisation.

Field

The diagnosis, prevention and treatment of disease and pharmacogenomic applications and the provision of technology, products or services including the detection or identification of actual or potential gene expression or the characterization or identification of cell types or differentiation states.

Indemnitees

Chroma and its Affiliates, and their respective officers, directors, Council members, employees and representatives.

Licensed Products

Any and all products that are manufactured, sold, or otherwise supplied by the Licensee or its sub-licensee (including any Affiliate of the Licensee) and which are within any Valid Claim of the Patents.

Net Receipts

The sum of;

a) the Royalty Income and,

b) the Sub-license Non-royalty income,

Net Sales Value

The aggregate amount invoiced for all Licensed Products sold by the Licensee or its Affiliates to independent third parties in arm’s length transactions exclusively for money or, where the sale is not at arm’s length, the price that would have been so invoiced if it had been at arm’s length, after deduction of all documented:

a) normal trade discounts actually granted and any credits actually given for rejected or returned Licensed Products;

b) costs of packaging, insurance, carriage and freight, provided in each case that the amounts are separately charged on the relevant invoice;

c) value added tax or other sales tax; and,

d) import duties or similar applicable government levies actually paid.

Sales between any of the Licensee, its Affiliates and sub-licenses shall not be considered for the purposes of this definition unless there is no subsequent sale to a person who is not the Licensee, its Affiliate or sub-licensee in an arm’s length transaction exclusively for money within three months from the original sale or such other time period as may be agreed by the Parties from time to time on a case by case basis.

Parties

Chroma and the Licensee, and “Party” shall mean either of them.

Patents

Any and all of the patents and patent applications referred to in Schedule 1 including any continuations, continuations in part, extensions, reissues, divisions, and any patents, supplementary protection certificates and similar rights that are based on or derive priority from the foregoing.

Royalty Income

Any royalty payment (excluding value added tax) obtained by, or due to, the Licensee or its Affiliates, in relation to the sub-licensing (including the grant of any option over a sub-license) of any of the Patents.

Service

The supply of a consultancy or technical service (including contract research and development) to a third party that includes within the provision of such service or requires in its performance the Licensee’s use of technology falling within a Valid Claim of the Patents.

Service Free

Any fee, after deduction of any value-added tax or other sales tax, invoiced to any third party by the Licensee or its Affiliates for the provision of a Service.

Sub-license

Non-royalty Income

The amount of any payment (excluding value added tax and Royalty Income) and the value of any non-monetary receipt, obtained by, or due to, Licensee or its Affiliates, in relation to the sub-licensing (including the grant of any option over a sub-license) of any of the Patents, and including any of the following:

a) up-front, milestone (whether at the stage of development, marketing or otherwise), success, bonus, maintenance and periodic (including annual) payments due under any sub-license agreement;

b) where any sub-license is to be granted under cross-licensing arrangements, the value of any third party license obtained under such arrangements;

c) any funding received from a sub-licensee for shares, options or other securities in respect of any of the share capital of the Licensee or its Affiliates;

d) any guarantee or other financial benefit received from a sub-licensee; and

e) any loan received from a sub-licensee which is not ultimately repaid, or any loan which is on terms other than arm’s length terms, or any loan that is convertible to equity or other non-cash form where such conversion occurs.

Territory

Worldwide.

Valid Claim

A claim of a patent or patent application that has not expired or been held invalid or unenforceable by a court of competent jurisdiction in a final and non-appealable judgment.

2

Grant of rights

2.1

Licenses. Chroma hereby grants to the Licensee, subject to the provisions of this Agreement, a non-transferable, exclusive license in the Field under the Patents, with the right to sub-license, subject to clause 2.3 below, to develop, manufacture, have manufactured, use and sell Licensed Products or to supply a Service but in each case only in the Field in the Territory.

2.2

Formal Licenses. At the request and cost of the Licensee, the Parties shall execute such formal licenses as may be necessary or appropriate for registration of this Agreement with Patent Offices and other relevant authorities in particular territories. In the event of any conflict in meaning between any such license and the provisions of this Agreement, the provisions of this Agreement shall prevail. Prior to the execution of the formal license(s) (if any) referred to in this Clause 2.2, the Parties shall so far as possible have the same rights and obligations towards one another as if such license(s) had been granted. The Parties shall use reasonable endeavors to ensure that, to the extent permitted by relevant authorities, this Agreement shall not form part of any public record.

2.3

Sub-licensing. The licensee shall be entitled to grant sub-licenses of its rights under this Agreement to any person, provided that:

2.3.1 the sub-license shall include obligations on the sub-licensee which are equivalent to the obligations on the Licensee under this Agreement;

2.3.2 the sub-license shall terminate automatically on the termination of this Agreement for any reason;

2.3.3 within 30 days of the grant of any sub-license the Licensee shall provide to Chroma a true copy of it; and

2.3.4 the Licensee shall be responsible for any breach of the sub-license by the sub-licensee, as if the breach had been that of Licensee under this Agreement, and the Licensee shall indemnify Chroma against any loss, damages, costs, claims or expenses which are awarded against or suffered by Chroma as a result of any such breach  by the sub-licensee.

2.4

Reservation of rights. Chroma reserves the non-exclusive right for it and its Affiliates to use in any way without limitation the Patents and Technology in the Field for all non-commercial purposes. Licensee hereby grants to Chroma an irrevocable, perpetual, worldwide, non-exclusive, royalty-free license for it and its Affiliates to use any of its and its sub-licensees’ intellectual property rights that constitute improvements, modifications or enhancements created, developed or arising from the Technology and/or the Patents for all non-commercial purposes. For the avoidance of doubt, non-commercial purposes shall include the use of any assays that are developed as research tools that may aid Chroma’s drug discovery programmes.

2.5

No other license. Except for the licenses expressly granted by this Clause 2, Chroma reserves all its rights. Without prejudice to the generality of the foregoing Chroma reserves all rights under the Patents outside the Field.

2.6

Quality. The Licensee shall ensure that all of the Licensed Products marketed by it are of satisfactory quality and comply with all applicable laws and regulations in each part of the Territory and shall contractually require all sub-licensees to ensure that all Licensed Products marketed by them are of satisfactory quality and comply with all applicable laws and regulations in each part of the Territory.

2.7

Responsibility for development of Licensed Products. The Licensee shall be exclusively responsible for the technical and commercial development and manufacture of Licensed Products and for incorporating any modifications or developments thereto that may be necessary or desirable and for all Licensed Products sold or supplied, and accordingly the Licensee shall indemnify Chroma in the terms of Clause 7.3.

3

Know-how and Confidential Information

3.1

Confidentiality obligations. Each Party (“Receiving Party”) undertakes:

3.1.1 to maintain as secret and confidential all know-how and other technical or commercial information obtained directly or indirectly from the other Party (“Disclosing Party”) in the course of or in anticipation of this Agreement and to respect the Disclosing Party’s rights therein;

3.1.2 to use the same exclusively for the purposes of this Agreement; and

3.1.3 to disclose the same only to those of its employees, Affiliates and sub-licensees pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

3.2

Exceptions to obligations. The provisions of Clause 3.1 shall not apply to know-how and other information which the Receiving Party can demonstrate by reasonable, written evidence:

3.2.1 was, prior to its receipt by the Receiving Party from the Disclosing Party, in the possession of the Receiving Party and at its free disposal; or

3.2.2 is subsequently disclosed to the Receiving Party without any obligations of confidence by a third party who has not derived it directly or indirectly from the Disclosing Party; or

3.2.3 is or becomes generally available to the public through no act or default of the Receiving Party or its employees, Affiliates or sub-licensees; or

3.2.4 the Receiving Party is required to disclose to the courts of any competent jurisdiction, or to any government regulatory agency or financial authority, provided that the Receiving Party shall:

3.2.4.1inform the Disclosing Party as soon as is reasonably practicable; and,

3.2.4.2 at the Disclosing Party’s request seek to persuade the court, agency or authority to have the information treated in a confidential manner, where this is possible under the court, agency or authority’s procedures.

3.3

Disclosure to employees. The Receiving Party shall procure that all of its employees, Affiliates and sub-licensees pursuant to this Agreement (if any) who have access to any of the Disclosing Party’s information to which Clause 3.1 applies, shall be made aware of and subject to these obligations and shall have entered into written undertakings of confidentiality at least as restrictive as Clauses 3.1 and 3.2 and which apply to the Disclosing Party’s information.

4

Payments

4.1

Royalties

4.1.1 Royalties on Net Sales Value. The Licensee shall pay to Chroma a royalty of 5% (Five percent) of the Net Sales Value.

4.1.2 Royalties on Service Fees. The Licensee shall pay to Chroma a royalty of 15% (fifteen percent) of all Service Fees.

4.1.3 Royalties on Net Receipts

4.1.3.1

Royalties on sub-licence Royalty Income. The Licensee shall pay to Chroma a royalty equal to the following percentage of the Royalty Income over the term of this Agreement: 25% (Twenty Five percent) of all cumulative Royalty Income less than or equal to £1,000,000 (One Million pounds sterling); and, 20% (Twenty percent) of all cumulative Royalty Income in excess of £1,000,000 (One Million pounds sterling).

4.1.3.2

Royalties on Sub-licence Non-royalty Income. The Licensee shall pay to Chroma a royalty of 15% (Fifteen percent) of Sub-licence Non-royalty Income.

4.5

If the Parties disagree as to the calculation of any Service Fees, Net Receipts or Net Sales Value, including without limitation any disagreement as to the cash value of any non-monetary receipt, but excluding any dispute as to whether a product is a Licensed Product such as disagreement shall be referred to an independent expert who shall be appointed and who shall act in accordance with the provisions of Schedule 2.

4.6

Combination Products. If any Licensed Products are incorporated in any other product (“Combination Product”) supplied by the Licensee or its Affiliates and the Licensed Product is not priced separately from the Combination Product, the Net Sales Value of such Licensed Product shall be deemed to be that proportion of the Net Sales Value of the Combination Product which is attributable to the Licensed Product, comparing the actual manufacturing cost of the Licensed Product with that of the Combination Product, as in the following formula: Net Sales Value of Licensed Product = (actual manufacturing cost of the Licensed Product divided by total actual manufacturing cost of Combination Product) x Net Sales Value of Combination Product. If the Parties disagree as to the calculation of the actual manufacturing cost referred to in this Clause 4.6 such disagreement shall be referred to an independent expert who shall be appointed and who shall act in accordance with the provisions of Schedule 2.

4.7

Payment frequency. Royalties due under this Agreement shall be paid within 60 days of the end of each quarter ending on 31 March, 30 June, 30 September and 31 December, in respect of sales of Licensed Products or Services made and sub-licenses current during such quarter and within 60 days of the termination of this Agreement.

4.8

Payment terms. All sums due under this Agreement:

4.8.1 are exclusive of value added tax which where applicable will be paid by the Licensee to Chroma in addition;

4.8.2 shall be paid in pounds sterling (unless and until sterling is replaced by Euros at which time payment shall be made in Euros) in cash by transferring an account in aggregate to the following account:

Account Number: 00019801

Sort Code: 20-65-82

Account: Chroma Therapeutics Ltd.

Bank: Barclays Bank plc

and in the case of sales or sub-license income received by the Licensee or its Affiliates in a currency other than pounds sterling, the royalty shall be calculated in the other currency and then converted into equivalent pounds sterling at the buying rate of such other currency as quoted by Barclays Bank PLC in London as at the close of business on the last business day of the quarterly period with respect to which the payment is made;

4.8.3 shall be made without deduction of income tax and other taxes charges or duties that may be imposed, except insofar as the Licensee is required to deduct the same to comply with applicable laws. The Parties shall cooperate and take all steps reasonably and lawfully available to them, at the expense of the Licensee, to avoid deducting such taxes and to obtain double taxation relief. If the Licensee is required to make any such deduction it shall provide Chroma with such certificates or other documents as it can reasonably obtain to enable Chroma to obtain appropriate relief from double taxation of the payment in question; and

4.8.4 shall be made by the due date, failing which Chroma may charge interest on any outstanding amount on a daily basis at a rate equivalent to 3% above the Barclays Bank Plc base lending rate then in force in London.

4.9

Exchange controls. If at any time during the continuation of this Agreement the Licensee is prohibited from making any of the payments required hereunder by a governmental authority in any country then the Licensee shall within the prescribed period for making the said payments in the appropriate manner use its best endeavours to secure from the proper authority in the relevant country permission to make the said payments and shall make them within 7 days of receiving such permission. If such permission is not received within 30 (thirty) days of the Licensee making a request for such permission then, at the option of Chroma, the Licensee shall deposit the royalty payments due in the currency of the relevant country either in a bank account designated by Chroma within such country or such royalty payments shall be made to an associated company of Chroma designated by Chroma and having offices in the relevant country designated by Chroma.

4.10

Royalty Statements. The Licensee shall send to Chroma at the same time as each royalty payment is made in accordance with Clause 4.8 a statement setting out, in respect of each territory or region in which Licensed Products or Services are sold, the types of Licensed Product or Services sold, the quantity of each type sold, and the total Net Sales Value, Service Fees and the total Net Receipts in respect of each type, expressed both in local currency and pounds sterling and showing the conversion rates used, during the period to which the royalty payment relates.

4.11

Records.

4.11.1

The Licensee shall keep at is normal place of business detailed and up to date records and accounts showing the quantity, description and value of Licensed Products and Services sold by it, and the amount of sublicensing revenues received by it in respect of Licensed Products, on a country by country basis, and being sufficient to ascertain the payments due under this Agreement.

4.11.2

The Licensee shall make such records and accounts available, on reasonable notice, for inspection during business hours by an independent chartered accountant nominated by Chroma for the purpose of verifying the accuracy of any statement or report given by the Licensee to Chroma under this Clause 4. The frequency of inspections shall be limited to a maximum of one inspection in any three month period. The accountant shall be required to keep confidential all information learnt during any such inspection, and to disclose to Chroma only such details as may be necessary to report on the accuracy of the Licensee’s statement or report. Chroma shall be responsible for the accountant’s charges unless the accountant certifies that there is an inaccuracy leading to an underpayment of more than 5% (five percent) in any statement, in which case the Licensee shall pay his charges in respect of that inspection.

5

Commercialization

5.1

The Licensee shall use Diligent and Reasonable Efforts to develop and commercially exploit the Patents in the Territory. ‘

5.2

Without prejudice to the generality of the Licensee’s obligations under Clause 5.1, the Licensee shall hold quarterly commercialization review and strategy meetings as per Clause 9 and an updated, written report, showing past and current activities taken by the Licensee to bring Licensed Products to market and maximize the sale of Licensed Products and Services worldwide.

6

Intellectual property

6.1

Patent expenses

6.1.1

The Licensee shall be responsible for the prosecution of the Patents and responsible for payment directly to patent agents and others of all prosecution and renewal fees in respect of the Patents after the Commencement Date; provided that if the Licensee wishes to abandon any such application or not to maintain any such Patent (or to cease funding such application or patent), it shall give 1 months prior written notice to Chroma and on the expiry of such notice period the Licensee shall cease to be licensed under the patent application or patent identified in the notice.

6.1.2

The Licensee undertakes that payments pursuant to Clauses 6.1.1 shall be made within 30 days of receipt of invoice by the Licensee.

6.2

Infringement of the Patents

6.2.1

Each Party shall inform the other Party promptly if it becomes aware of any infringement or potential infringement of any of the Patents in the Field, and the Parties shall consult with each other to decide the best way to respond to such infringement.

6.2.2

If the Parties fail to agree on a joint programme of action, including how the costs of any such action are to be borne and how any damages or other sums received from such action are to be distributed, then the Licensee shall be entitled to take action against the third party at its sole expense, subject to the following provisions of this Clause 6.2.

6.2.3

Before starting any legal action under Clause 6.2, the Licensee shall consult with (and take account of the view of) Chroma as to the advisability of the action or settlement, its effect on the good name of Chroma, the public interest, and how the action should be conducted.

6.2.4

If the alleged infringement is both within and outside the Field, the Parties shall also co-operate with Chroma’s other licensees (if any) in relation to any such action and shall take such action in respect of such infringement as Chroma may request in writing.

6.2.5

The Licensee shall indemnify Chroma for all Claims (including any damages, costs, expenses and liability of whatsoever nature) incurred in relation to such action within 30 days of being notified of the amount of such expenses by Chroma. The Licensee shall in addition pay to Chroma a royalty of 15% (fifteen percent), in accordance with Clause 4, on any damages received from such action as if such damages were Net Receipts of the type envisaged in Clause 4.4.3.2.

6.2.6

Chroma may agree to be joined in any suit to enforce such rights subject to being indemnified and secured in a manner acceptable to Chroma in its absolute discretion as to any costs, damages, expenses or other liability and shall have the right to be separately represented by its own counsel at the Licensee’s expense.

6.3

Infringement of third party rights

6.3.1

If any warning letter or other notice of infringement is received by a Party, or legal suit or other action is brought against a Party, alleging infringement of third party rights in the manufacture, use or sale of any Licensed Product or use of any Patents , that Party, and the Parties shall discuss the best way to respond.

6.3.2

The Licensee shall have the right but not the obligation to defend such suit to the extent it relates to activities in the Field and shall have the right to settle with such third party, provided that if any action or proposed settlement involves the making of any statement, express or implied, concerning the Patent (whether as to validity or otherwise), the consent of Chroma must be obtained before taking such action or making such settlement.

7

Warranties and Liability

7.1

Warranties by Chroma. Chroma:

7.1.1 warrants that, as at the start of this Agreement, it is the registered proprietor of, or applicant for, the Patents and has caused its directors and employees to execute such assignments of the Patents as may be necessary to give title to the Patents to Chroma; and

7.1.2 undertakes that it has not done, and shall not do nor agree to do during the continuation of this Agreement, any of the following things if to do so would be inconsistent with the exercise by the Licensee of the rights granted to it under this Agreement, namely:

7.1.2.1 grant or agree to grant any rights in the Patents in the Field in the Territory; or

7.1.2.2 subject to Clause 10.3.2, assign or otherwise transfer any of the Patents in the Field in the Territory or any of its rights or obligations under this Agreement.

7.2

No other warranties

7.2.1

Each of the Licensee and Chroma acknowledges that, in entering into this Agreement, it does not do so in reliance on any representation, warranty or other provision except as expressly provided in this Agreement, and any conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.

7.2.2

Without limiting the scope of clause 7.2.1 above, Chroma does not make any representation nor give any warranty or undertaking:

7.2.2.1 as to the efficacy or usefulness of the Patents; or

7.2.2.2 that any of the Patents is or will be valid or subsisting or (in the case of an application) will proceed to grant; or

7.2.2.3 that the use of any of the Patents, the manufacture, sale or use of the Licensed Products or the exercise of any of the rights granted under this Agreement will not infringe any other intellectual property or other rights of any other person; or

7.2.2.4 that any other information communicated by Chroma to the Licensee under or in connection with this Agreement will produce Licensed Products of satisfactory quality or fit for the purpose for which the Licensee intended; or

7.2.2.5 as imposing any obligation on Chroma to bring or prosecute actions or proceedings against third parties for infringement or to defend any action or proceedings for revocation of any of the Patents; or

7.2.2.6 as imposing any liability on Chroma in the event that any third party supplies Licensed Products to customers located in the Territory.

7.3

Indemnity. The Licensee shall indemnify all Indemnitees against all third party Claims that may be asserted against or suffered by any of the Indemnitees and which relate to the use by the Licensee or any of its Affiliates or sub-licensees of the Patents or otherwise in connection with the development, manufacture, use or sale of or any other dealing in any of the Licensed Products or provision of any Services by Licensee or any of its sub-licensees, or subsequently by any customer or any other person, including claims based on product liability laws.

7.4

Liability.

7.4.1

To the extent that any Indemnitee has any liability in contract, tort, or otherwise under or in connection with this Agreement, including any liability for breach of warranty, their liability shall be limited in accordance with the following provisions of this Clause 7.4.

7.4.2

The aggregate liability of the Indemnitees shall be limited to the total income that Chroma has received from the Licensee (less any expenses that Chroma has incurred in obtaining, maintaining or defending the Patents) during the period of 5 (five) years preceding the date on which the liability arises; and,

7.4.3

In no circumstances shall any of the Indemnitees be liable for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by the Licensee or its Affiliates or sub-licensees:

7.4.3.1 that is of an indirect, special or consequential nature or

7.4.3.2 any loss of profits, revenue, business opportunity or goodwill.

7.4.4

Nothing in this Agreement excludes any person’s liability to the extent that it may not be so excluded under applicable law, including any such liability for death or personal injury caused by that person’s negligence, or liability for fraud.

8

Term and Termination

8.1

Commencement and Termination by Expiry. This Agreement, and the licenses granted hereunder, shall come into effect on the Commencement Date and, unless terminated earlier in accordance with this Clause 8 shall continue in force until the expiration, lapse or invalidation of the last remaining patents issued under the Patents or if such Patents are patent applications under such patents, until they are refused or rejected without a right of appeal.

8.2

Early Termination

8.2.1

The Licensee may terminate this Agreement at any time on 90 days’ notice in writing to Chroma.

8.2.2

Without prejudice to any other right or remedy, either Party may terminate this Agreement at any time by notice in writing to the other Party (“Other Party”), such notice to take effect as specified in the notice:

8.2.2.1 if the Other Party is in material breach of this Agreement and, in the case of a breach capable of remedy within 90 days, the breach is not remedied within 90 days of the Other Party receiving notice specifying the breach and requiring its remedy; or if:

8.2.2.2 any of the following occurs:

8.2.2.2.1 the Other Party becomes insolvent or unable to pay its debts as and when they become due;

8.2.2.2.2

an order is made or a resolution is passed for the winding up of the Other Party (other than voluntarily for the purpose of solvent amalgamation or reconstruction): or

8.2.2.2.3 the other Party is subject to a force majeure under clause 10.1 and fails to remedy such force majeure within 90 days.

8.2.3

Chroma may terminate this Agreement by giving written notice to the Licensee, such termination to take effect forthwith or as otherwise stated in the notice if the Licensee or any of its Affiliates or sub-licensees commences legal proceedings, or assists any third party to commence legal proceedings, to challenge the validity or ownership of any of the Patents.

8.3

Consequences of termination or expiry

8.3.1

The Licensee agrees that termination or expiry of this Agreement for any reason shall not absolve the Licensee’s obligations to pay Patents costs subject to Clause 6.1 of this Agreement where such costs are in respect of a period prior to the date of termination.

8.3.2

Upon termination or expiry of this Agreement for any reason:

8.3.2.1

otherwise than in accordance with Clause 8.1, the Licensee and its sub-licensees shall be entitled to sell, use or otherwise dispose of (subject to payment of royalties under Clause 4) any unsold or unused stocks of the Licensed Products for a period of 6 months following the date of termination;

8.3.2.2

the Licensee shall no longer be licensed to use or otherwise exploit in any way, either directly or indirectly, the Patents, in so far and for as long as any of the Patents remain in force;

8.3.2.3

the Licensee shall consent to the cancellation of any formal license granted to it, or of any registration of it in any register, in relation to any of the Patents; and

8.3.3

Subject as provided in these Clauses 8.3.1 and 8.3.2, and except in respect of any accrued rights, neither party shall be under any further obligation to the other.

8.3.4

Upon termination or expiry of this Agreement for any reason the provisions of clauses 2.4, 3.1 to 3.3, 4 (in respect of sales made or other income generated prior to termination or under clause 8.3.2.1), 6, 7.3, 7.4, 8, 10.8, 10.9 and 10.13 shall remain in force.

8.3.5

Upon termination or expiry of this Agreement for any reason, all rights (of whatsoever nature) to the Patents shall return to Chroma.

8.3.6

Upon termination or expiry of this Agreement for any reason, the Licensee will do all that is necessary to transfer the ownership of any of its sub-licensees intellectual property rights that constitute improvements, modifications or enhancements created, developed or arising from the Technology and/or the Patents to Chroma and pending such transfer the license granted to Chroma by the Licensee in clause 2.4 shall continue in full force and effect. Any costs incurred in transferring ownership shall be borne solely by the Licensee.

9

Governance

9.1

The Licensee or its Affiliates will hold bi-annual scientific and commercial review and strategy meetings on the progress and future activities for the commercialisation of the Technology where Chroma will have the right to attend and contribute.

9.2

Within 30 days after the signing of this Agreement, and within 30 days of the anniversary in each subsequent calendar year, the Licensee or its Affiliate shall provide in writing to Chroma:

9.2.1

a forward looking plan outlining the intended work plan for the following 12 month period, such plan shall include details of any proposed changes to any of the claims made in any of the Patents;

9.2.2

an outline report on research and development progress made (including details of changes made to any of the claims in any of the Patents) and list agreements, including sub-licensing discussions and agreements, entered into with any third parties in relation to rights granted under this Agreement during the preceding twelve months.

10

General

10.1

Force majeure. Neither party shall have any liability or be deemed to be in breach of this Agreement (save in respect of non-payment by the Licensee of any sums owing to Chroma) for any delays or failures in performance of this Agreement which result from circumstances beyond the reasonable control of that Party, including without limitation labour disputes involving that Party. The Party affected by such circumstances shall promptly notify the other Party in writing when such circumstances cause a delay or failure in performance and when they cease to do so.

10.2

Amendment. This Agreement may only be amended in writing signed by duly authorized representatives of Chroma and the Licensee.

10.3

Assignment and third party rights.

10.3.1

Subject to Clause 10.3.2, neither Party shall assign any rights or obligations under this Agreement without the prior written consent of the other Party.

10.3.2

Either Party may assign all its rights and obligations under this Agreement to any of its Affiliates and to any company to which it transfers all or substantially all of its assets or business, PROVIDED that the assignee undertakes to the other Party to be bound by and perform the obligations of the assignor under this Agreement. However a Party shall not have such a right to assign this Agreement if it is insolvent or any other circumstance described in Clause 8.2.2.2 applies to it.

10.4

Waiver. No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

10.5

Invalid clauses. If any provision or part of this Agreement is held to be invalid, amendments to this Agreement may be made by the addition or deletion of wording as appropriate to remove the invalid part or provision but otherwise retain the provision and the other provisions of this Agreement to the maximum extent permissible under applicable law.

10.6

No Agency. Neither Party shall act or describe itself as the agent of the other, nor shall it make or represent that it has authority to make any commitments on the other’s behalf.

10.7

Interpretation. In this Agreement:

10.7.1

the headings are used for convenience only and shall not affect its interpretation;

10.7.2

references to persons shall include incorporated and unincorporated persons; references to the singular include the plural and vice versa; and references to the masculine include the feminine;

10.7.3

references to Clauses and Schedules mean clauses of, and schedules to, this Agreement;

10.7.4

references in this Agreement to termination shall include termination by expiry; and

10.7.5

where the world “including” is used it shall be understood as meaning “including without limitation”.

10.8

Notices

10.8.1

Any notice to be given under this Agreement shall be in writing and shall be sent by first class mail or air mail, or by fax (confirmed by first class mail or air mail) to the address of the relevant Party set out at the head of this Agreement, or to the relevant fax number set out below, or such other address or fax number as that Party may from time to time notify to the other Party in accordance with this Clause 10.8. The fax numbers of the Parties are as follows:

Chroma FAX number: 01235829125

Licensee FAX number: 02030084415

10.8.2

Notices sent as above shall be deemed to have been received three working days after the day of posting (in the case of inland first class mail), or seven working days after the date of posting (in the case of air mail), or on the next working day after transmission (in the case of fax messages, but only if a transmission report is generated by the sender’s fax machine recording a message from the recipient’s fax machine, confirming that the fax was sent to the number indicated above and confirming that all pages were successfully transmitted).

10.9

Law and jurisdiction. This Agreement shall be governed by English law and shall be subject to the exclusive Jurisdiction of the English courts to which the Parties hereby submit, except that a party may seek an interim injunction in any court of competent jurisdiction.

10.10

Further action. Each party agrees to execute, acknowledge, and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

10.11.

Announcements. Save as required by law or in respect of any regulatory requirements, neither Party shall make any press or other public announcement concerning any aspect of this Agreement, or make any use of the name of the other Party in connection with or in consequence of this Agreement, without the prior written consent of the other Party.

10.12

Entire agreement. This Agreement, including its Schedules, sets out the entire agreement between the Parties relating to its subject matter and supersedes all prior oral or written agreements, arrangements or understandings between them relating to such subject matter. The Parties acknowledge that they are not relying on any representation, agreement, term or condition which is not set out in this Agreement.

10.13

Third parties. Except for the rights of the Indemnitees as provided in clauses 7.3 and 7.4, who may in their own right enforce the provisions of that Clause, this Agreement does not create any right enforceable by any person who is not a party to it (“Third Party”) under the Contracts (Rights of Third Parties) Act 1999, but this clause does not affect any right or remedy of a Third Party which exists or is available apart from that Act. The Parties may amend, renew, terminate or otherwise vary all or any of the provisions of this Agreement, including Clauses 7.3 and 7.4, without the consent of the Indemnitees.

AGREED by the parties through their authorized signatories

For and on behalf of

CHROMA THERAPEUTICS

LIMITED

Signed

 /s/ Richard Bungay

Name

Richard Bungay

Title

Chief Financial Officer

Date

October 3rd, 2007

For and on behalf of

VALIRX PLC

Signed

/s/ J. Micallef

Name

J. Micallef

Title

COO

Date

October 3rd, 2007

Schedule 1

The Patents

Reference	Country	Title	Priority Date	Application No.	Publication No.	Case Status
W02005/019826 AI	Worldwide	Detection of Histone Modifications in Cell-Free Nucleosomes	18 August 2003	PCT/GB2004/003564	W02005/019826 AI	National phase

Schedule 2

Appointment of expert

1.

Pursuant to Clauses 4.5 and 4.6, Chroma may serve a notice on the Licensee (“Referral Notice”), in accordance with Clause 10.8, notifying the Licensee that it wishes to refer the dispute to an expert (the “Expert”) for his determination.

2.

The Parties shall agree the identity of a single independent, impartial expert to determine such questions. In the absence of such agreement within 30 days of the Referral Notice, either of the Parties may request an expert be appointed by the President of The Law Society of England and Wales.

3.

60 days after the giving of a Referral Notice, both Parties shall exchange simultaneously statements of case in no more than 10,000 words, in total, and each side shall simultaneously send a copy of its statement of case to the Expert.

4.

Each Party may, within 30 days of the date of exchange of statement of case pursuant to paragraph 3 above, serve a reply to the other side’s statement of ease of not more than 10,000 words. A copy of any such reply shall be simultaneously sent to the Expert.

5.

The Expert shall make his decision on the basis of written statements and supporting documentation only and there shall be no oral hearing. The Expert shall issue his decision in writing within 30 days of the date of service of the last reply pursuant to paragraph 4 above, or, in the absence of receipt of any replies, within 60 days of the date of exchange pursuant to paragraph 3 above.

6.

The Expert’s decision shall (in the absence of manifest error) be final and binding on the Parties.

7.

All costs in relation to the appointment of the Expert shall be borne by the Parties in such proportions as the Expert shall determine.

SUB – LICENSE

Patent Licence Agreement

THIS AGREEMENT dated 8th March 2010 is between:

VALIRX PLC (ValiRx) 24 Greville Street, London EC1N 8SS, United Kingdom;

and

VALIBIO SA (ValiBio or the Licensee) Avenue Georges Lemaitre 25, B-6041 Gosselies, Belgium.

WHEREAS;

•

Certain patents, intellectual property, know-how and technical data collectively known as the Intellectual Property Rights (IPR) were licensed from ValiRx to ValiBio under a Patent Licence Agreement dated 18th January 2008. This Agreement supersedes the previous Agreement and all others.

•

It is intended that ValiBio will develop and commercially exploit the licensed IPR in the Field.

•

It is intended that ValiBio will have commercial rights to the IPR in the Territory and within the Field.

DEFINITIONS

In this Agreement, the following words shall have the following meanings:

Affiliate

In relation to a Party, means any entity or person that Controls, is controlled by, or is under common Control with that Party. Except and insofar as ValiBio is an Affiliate of ValiRx and were so to be would conflict the Parties or lead to a circular indemnity right or duty

Claims

All demands, claims and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, legal costs and other expenses of any nature whatsoever and all costs and expenses (including without limitation legal costs) incurred in connection therewith.

Commencement Date

The date of this Agreement.

Control

Direct or indirect beneficial ownership of 50% (or, outside a Party’s home territory, such lesser percentage as is the maximum, permitted level of foreign investment) or more of the share capital, stock or other participating interest carrying the right to vote or to distribution of profits of that Party, as the case may be.

Diligent

and Reasonable Efforts

Exerting such efforts and employing such resources as would be exerted or employed by a reasonable third party company for a product of similar market potential at a similar stage of its product life, when utilising sound and reasonable scientific, business and medical practice and judgment in order to develop the product in a timely manner and maximize the economic return to the Parties from its commercialisation.

Field

The diagnosis, prevention, treatment of disease and pharmacogenomic applications and the provision of technology, products or services including the detection or identification of actual or potential gene expression or the characterization or identification of cell types or differentiation states. It is intended to include therapeutic monitoring and the use of the IPR in therapeutic regime design and monitoring including the use of the IPR in therapeutic discovery and development both clinically and non-clinically. Material used may be Human tissues, physiological fluids and other human and animal derived material directly or indirectly obtained.

Indemnitees

ValiRx and its Affiliates, and their respective officers, directors, Council members, employees and representatives.

Licensed Products

Any and all products that are manufactured, sold or otherwise supplied by the Licensee or its sub-licensee (including any Affiliate of the Licensee) and which are within any Valid Claim of the Patent No. PCT/GB2004/ 003564

Net Receipts

The sum of;

a) the Royalty Income and,

b) the Sub-licence Non-Royalty Income.

Net Sales Value

The aggregate amount invoiced for all Licensed Products sold by the Licensee or its Affiliates to independent third parties in arm’s length transactions exclusively for money or, where the sale is not at arm’s length, the price that would have been so invoiced if it had been at arm’s length, after deduction of all documented:

a) normal trade discounts actually granted and any credits  actually given for rejected or returned Licensed Products;

b) costs of packaging, insurance, carriage and freight, provided in each case that the amounts are separately charged on the relevant invoice;

c) value added tax or other sales tax; and,

d) import duties or similar applicable government levies actually paid.

Sales between any of the Licensee, its Affiliates and sub-licensees shall not be considered for the purposes of this definition unless there is no subsequent sale to a person who is not the Licensee, its Affiliate or sub-licensee in an arm’s length transaction exclusively for money within three months from the original sale or such other time period as may be agreed by the Parties from time to time on a case by case basis.

Parties

ValiRx and ValiBio, and “Party” shall mean either of them.

Patents

Any and all of the patents and patent applications referred to in Schedule 1 including any continuations, continuations in part, extensions, reissues, divisions, and any patents, supplementary protection certificates and similar rights that are based on or derive priority from the foregoing and relating to the patent No. PCT/GB2004/ 003564

Primary License

The license granted to ValiRx by License Chroma Therapeutics Limited a Company registered in England and Wales under Company number 04066289 whose principal place of business is 93 Milton Park, Abingdon, Oxon OX14 4RY

Royalty Income

Any royalty payment (excluding value added tax) obtained by, or due to, the Licensee or its Affiliates, in relation to the sub-licensing (including the grant of any option over a sub-license) of any of the Patents.

Service

The supply of a consultancy or technical service (including contract research and development) to a third party that includes within the provision of such service or requires in its performance the Licensee’s use of technology falling within a Valid Claim of the Patents.

Service Fee

Any fee, after deduction of any value-added tax or other sales tax, invoiced to any third party by the Licensee or its Affiliates for the provision of a Service.

Sub-license

Non-Royalty Income

The amount of any payment (excluding value added tax and Royalty Income), and the value of any non-monetary receipt, obtained by, or due to, Licensee or its Affiliates, in relation to the sub-licensing (including the grant of any option over a sub-license) of any of the Patents, and including any of the following:

a) up-front, milestone (whether at the stage of development, marketing or otherwise), success, bonus, maintenance and periodic (including annual) payments due under any sub-license agreement;

b) where any sub-license is to be granted under cross-licensing arrangements, the value of any third party license obtained under such arrangements;

c) any funding received from a sub-licensee for shares, options or other securities in respect of any of the share capital of the Licensee or its Affiliates;

d) any guarantee or other financial benefit received from a sub-licensee; and

e) any loan received from a sub-licensee which is not ultimately repaid, or any loan which is on terms other than arm’s length terms, or any loan that is convertible to equity or other non-cash form where such conversion occurs.

Territory

Worldwide.

Valid Claim

A claim of a patent or patent application that has not expired or been held invalid or unenforceable by a court of competent jurisdiction in a final and non-appealable judgment.

1

Grant of Rights

1.1

Licences. ValiRx hereby grants to ValiBio, subject to the provisions of this Agreement, a non-transferable, exclusive license in the Field under the Patents, with the right to sub-license, subject to clause 1.3 below, to develop, manufacture, have manufactured, use and sell Licensed Products or to supply a Service but in each case only in the Field in the Territory.

1.2

Formal licenses. At the request and cost of the Licensee, the Parties shall execute such formal licenses as may be necessary or appropriate for registration of this Agreement with Patent Offices and other relevant authorities in particular territories. In the event of any conflict in meaning between any such license and the provisions of this Agreement, the provisions of this Agreement shall prevail. Prior to the execution of the formal license(s) (if any) referred to in this Clause 1.2, the Parties shall so far as possible have the same rights and obligations towards one another as if such license(s) had been granted. The Parties shall use reasonable endeavors to ensure that, to the extent permitted by relevant authorities; this Agreement shall not form part of any public record.

1.3

Sub-licensing. ValiBio shall be entitled to grant sub-licenses of its rights under this Agreement to any person, provided that:

a) the sub-license shall include obligations on the sub-licensee which are equivalent to the obligations on ValiBio under this Agreement;

b) within 30 days of the grant of any sub-license ValiBio shall provide to ValiRx a true copy of it; and ValiBio shall be responsible for any breach of the sub-license by the sub-licensee, as if the breach had been that of ValiBio under this Agreement, and ValiBio shall indemnify ValiRx against any loss, damages, costs, claims or expenses which are awarded against or suffered by ValiRx as a result of any such breach by the sub-licensee.

1.4

Reservation of rights. ValiRx reserves the non-exclusive right for it and its Affiliates to use in any way without limitation the Patents and Technology in the Field for all non-commercial purposes.  ValiBio hereby grants to ValiRx an irrevocable, perpetual, worldwide, non-exclusive, royalty-free license for it and its Affiliates to use any of its and its sub-licensees’ intellectual property rights that constitute improvements, modifications or enhancements created, developed or arising from the Technology and/or the Patents for all non-commercial purposes. For the avoidance of doubt, non-commercial purposes shall include the use of any assays that are developed as research tools that may aid ValiRx’ or its Affiliate’s drug discovery programmes.

1.5

No other license. Except for the licenses expressly granted by this Agreement, ValiRx reserves all its rights. Without prejudice to the generality of the foregoing ValiRx reserves all rights under the Patents outside the Field.

1.6

ValiBio shall have the full right to sub-license and transfer all its rights contained in this agreement to any of its third party collaborators taking due account of the terms and conditions of the Primary Licenses granted to ValiRx.

1.7

And ValiBio  shall  have  the  full  right  to  sell  and  market  the Products and Licensed Products under ValiBio or its third party collaborator's own brand and trademarks taking due account of the terms and conditions of the Primary Licenses granted to ValiRx.

1.8

That ValiBio shall have full rights to register all new patent applications it may make in the Territory. If ValiRx does not have patents on this product, or insufficient patent protection in the opinion of ValiBio, then ValiBio shall have the full rights to apply for and register such patents and ValiRx shall provide and disclose all necessary intellectual information to ValiBio for this purpose. Provided that that the terms and conditions of the Primary Licenses granted to ValiRx are observed.

2

Know-how and Confidential Information

2.1

Confidentiality obligations. Each Party (“Receiving Party”) undertakes:

2.1.1

to maintain as secret and confidential all know-how and other technical or commercial information obtained directly or indirectly from the other Party (“Disclosing Party”) in the course of or in anticipation of this Agreement and to respect the Disclosing Party’s rights therein;

2.1.2

to use the same exclusively for the purposes of this Agreement; and

2.1.3

to disclose the same only to those of its employees, Affiliates and sub-licensees pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

2.2

Exceptions to obligations. The provisions of Clause 2.1 shall not apply to know-how and other information which the Receiving Party can demonstrate by reasonable, written evidence:

2.2.1

was, prior to its receipt by the Receiving Party from the Disclosing Party, in the possession of the Receiving Party and at its free disposal; or

2.2.2

is subsequently disclosed to the Receiving Party without any obligations of confidence by a third party who has not derived it directly or indirectly from the Disclosing Party; or

2.2.3

is or becomes generally available to the public through no act or default of the Receiving Party or its employees, Affiliates or sub-licensees; or

2.2.4

the Receiving Party is required to disclose to the courts of any competent jurisdiction, or to any government regulatory agency or financial authority, provided that the Receiving Party shall:

2.2.4.1

inform the Disclosing Party as soon as is reasonably practicable; and,

2.2.4.2

at the Disclosing Party’s request seek to persuade the court, agency or authority to have the information treated in a confidential manner, where this is possible under the court, agency or authority’s procedures.

2.3

Disclosure to employees. The Receiving Party shall procure that all of its employees, Affiliates and sub-licensees pursuant to this Agreement (if any) who have access to any of the Disclosing Party’s information to which Clause 2.1 applies, shall be made aware of and subject to these obligations and shall have entered into written undertakings of confidentiality at least as restrictive as in this Agreement.

3

Payments

3.1

In exchange for the Licenses to the Patents ValiBio will pay to ValiRx an annual technology access fee of €25,000 on the Commencement Date and each anniversary following the signing of this Agreement.

3.2

Royalties

3.2.1

Royalties on Net Sales Value. The Licensee shall pay to ValiRx a royalty of 5% of the Net Sales Value.

3.2.2

Royalties on Service Fees. The Licensee shall pay to ValiRx a royalty of 10% of all Service Fees.

3.2.3

Royalties on Net Receipts

3.2.3.1

Royalties on sub-license Royalty Income. The Licensee shall pay to ValiRx a royalty equal to the following percentage of the Royalty Income over the term of this Agreement: 15% of all cumulative Royalty Income less than or equal to €1,500,000 and, 10% of all cumulative Royalty Income in excess of €1,500,000.

3.2.3.2

Royalties on Sub-license Non-Royalty Income. The Licensee shall pay to ValiRx a royalty of 10% of Sub-license Non-Royalty Income.

3.3

If the Parties disagree as to the calculation of any Service Fees, Net Receipts or Net Sales Value, including without limitation any disagreement as to the cash value of any non-monetary receipt, but excluding any dispute as to whether a product is a Licensed Product, such disagreement shall be referred to an independent expert who shall be appointed and who shall act in accordance with the provisions of Schedule 2

3.4

Combination Products. If any Licensed Products are incorporated in any other product (“Combination Product”) supplied by the Licensee or its Affiliates and the Licensed Product is not priced separately from the Combination Product, the Net Sales Value of such Licensed Product shall be deemed to be that proportion of the Net Sales Value of the Combination Product which is attributable to the Licensed Product, comparing the actual manufacturing cost of the Licensed Product with that of the Combination Product, as in the following formula: Net Sales Value of Licensed Product = (actual manufacturing cost of Licensed Product divided by total actual manufacturing cost of Combination Product) x Net Sales Value of Combination Product. If the Parties disagree as to the calculation of the actual manufacturing cost referred to in this Clause 3.4, such disagreement shall be referred to an independent expert who shall be appointed and who shall act in accordance with the provisions of Schedule 2.

3.5

Payment frequency. Royalties due under this Agreement shall be paid within 60 days of the end of each quarter ending on 31 March, 30 June, 30 September and 31 December, in respect of sales of Licensed Products or Services made and sub-licenses current during such quarter and within 60 days of the termination of this Agreement.

3.6

Payment terms. All sums due under this Agreement:

3.6.1

are exclusive of value added tax which where applicable will be paid by the Licensee to ValiRx in addition;

3.6.2

shall be paid in pounds sterling or Euros at ValiRx’ sole discretion in cash by transferring an account in aggregate to the following account:

Sort code: 16-00-02

Number: 20362531

Bank name: Royal Bank of Scotland

Currency: GBP

Branch name: MANCHESTER ST ANN ST OFFICE

BIC: RBOSGB2L

IBAN: GB02RBOS16000220362531

and in the case of sales or sub-license income received by ValiBio or its Affiliates in a currency other than pounds sterling or Euros, the royalty shall be calculated in the other currency and then converted into equivalent pounds sterling at the buying rate of such other currency as quoted by The Royal Bank of Scotland in London as at the close of business on the last business day of the quarterly period with respect to which the payment is made;

3.6.3

shall be made without deduction of income tax or other taxes charges or duties that may be imposed, except insofar as ValiBio is required to deduct the same to comply with applicable laws. The Parties shall cooperate and take all steps reasonably and lawfully available to them, at the expense of ValiBio, to avoid deducting such taxes and to obtain double taxation relief. If the Licensee is required to make any such deduction it shall provide ValiRx with such certificates or other documents as it can reasonably obtain to enable ValiRx to obtain appropriate relief from double taxation of the payment in question; and

3.6.4

shall be made by the due date, failing which ValiRx may charge interest on any outstanding amount on a daily basis at a rate equivalent to 3% above the Barclays Bank Plc base lending rate then in force in London.

3.7

Exchange controls. If at any time during the continuation of this Agreement the Licensee is prohibited from making any of the payments required hereunder by a governmental authority in any country then ValiBio shall within the prescribed period for making the said payments in the appropriate manner use its best endeavors to secure from the proper authority in the relevant country permission to make the said payments and shall make them within 7 days of receiving such permission. If such permission is not received within 30 days of ValiBio making a request for such permission then, at the option of ValiRx, ValiBio shall deposit the royalty payments due in the currency of the relevant country either in a bank account designated by ValiRx within such country or such royalty payments shall be made to an associated company of ValiRx designated by ValiRx and having offices in the relevant country designated by ValiRx.

3.8

Royalty statements. ValiBio shall send to ValiRx at the same time as each royalty payment is made in accordance with Clause 3.8 a statement setting out, in respect of each territory or region in which Licensed Products or Services are sold, the types of Licensed Product or Services sold, the quantity of each type sold, and the total Net Sales Value, Service Fees and the total Net Receipts in respect of each type, expressed both in local currency and pounds sterling and showing the conversion rates used, during the period to which the royalty payment relates.

4

Records

4.1

The Licensee shall keep at its normal place of business detailed and up to date records and accounts showing the quantity, description and value of Licensed Products and Services sold by it, and the amount of sublicensing revenues received by it in respect of Licensed Products, on a country by country basis, and being sufficient to ascertain the payments due under this Agreement.

4.2

The Licensee shall make such records and accounts available, on reasonable notice, for inspection during business hours by an independent chartered accountant nominated by ValiRx for the purpose of verifying the accuracy of any statement or report given by the Licensee to ValiRx under this Clause 4. The frequency of inspections shall be limited to a maximum of one inspection in any three month period. The accountant shall be required to keep confidential all information learnt during any such inspection, and to disclose to ValiRx only such details as may be necessary to report on the accuracy of the Licensee’s statement or report. ValiRx shall be responsible for the accountant’s charges unless the accountant certifies that there is an inaccuracy leading to an underpayment of more than 5% (five percent) in any statement, in which case the Licensee shall pay his charges in respect of that inspection.

5

Commercialisation

5.1

The Licensee shall use Diligent and Reasonable Efforts to develop and commercially exploit the Patents in the Territory.

5.2

Without prejudice to the generality of the Licensee’s obligations under Clause 5.1, the Licensee shall hold quarterly commercialisation review and strategy meetings as per Clause 9 and an updated, written report, showing past and current activities taken by the Licensee to bring Licensed Products to market and maximise the sale of Licensed Products and Services worldwide.

5.3

Quality. ValiBio shall ensure that all of the Licensed Products marketed by it are of satisfactory quality and comply with all applicable laws and regulations in each part of the Territory and shall contractually require all sub-licensees to ensure that all Licensed Products marketed by them are of satisfactory quality and comply with all applicable laws and regulations in each part of the Territory and that relevant patent information and other IPR notification will be incorporated into labeling, packaging and other written information including non-exclusively instructional and advertising material as applicable.

5.4

Responsibility for development of Licensed Products. ValiBio shall directly itself, or through a third party collaborator, be exclusively responsible for the technical and commercial development and manufacture of Licensed Products and for incorporating any modifications or developments thereto that may be necessary or desirable and for all Licensed Products sold or supplied, and shall prepare  all  the  necessary  regulatory approvals, registrations, sales and marketing permissions for the Field and in the Territory and ValiBio shall indemnify ValiRx.

5.5

Transfer of IPR and Know-How. ValiRx will following the Commencement Date provide ValiBio with relevant Know-How that is in ValiRx’ possession to ValiBio.

6

Intellectual property

6.1

Patent expenses

6.1.1

ValiBio shall be responsible for the prosecution of the Patents and responsible for payment directly to patent agents and others of all prosecution and renewal fees in respect of the Patents after the Commencement Date; provided that if the Licensee wishes to abandon any such application or not to maintain any such Patent (or to cease funding such application or Patent), it shall give 1 month’s prior written notice to ValiRx and on the expiry of such notice period the Licensee shall cease to be licensed under the patent application or patent identified in the notice.

6.1.2

ValiBio undertakes that payments pursuant to Clause 6.1.1 shall be made within 30 days of receipt of invoice by the Licensee.

6.1.3

ValiBio will inform ValiRx of all activities undertaken with respect to the Patents.

6.1.4

Due Diligence and a duty of care will be exercised by ValiBio in its activities with respect to the prosecution of the Licensed IP and Patents.

6.2

Infringement of the Patents

6.2.1

Each Party shall inform the other Party promptly if it becomes aware of any infringement or potential infringement of any of the Patents in the Field, and the Parties shall consult with each other to decide the best way to respond to such infringement.

6.2.2

If the Parties fail to agree on a joint programme of action, including how the costs of any such action are to be borne and how any damages or other sums received from such action are to be distributed, then the Licensee shall be entitled to take action against the third party at its sole expense, subject to the following provisions of this Clause 6.2.

6.2.3

Before starting any legal action under Clause 6.2, the Licensee shall consult with (and take account of the view of) ValiRx as to the advisability of the action or settlement, its effect on the good name of ValiRx, the public interest, and how the action should be conducted.

6.2.4

If the alleged infringement is both within and outside the Field, the Parties shall also co-operate with ValiRx’ other licensees (if any) in relation to any such action and shall take such action in respect of such infringement as ValiRx may request in writing.

6.2.5

The Licensee shall indemnify ValiRx for all Claims (including any damages, costs, expenses and liability of whatsoever nature) incurred in relation to such action within 30 days of being notified of the amount of such expenses by ValiRx. The Licensee shall in addition pay to ValiRx a royalty of 15% (fifteen percent), in accordance with Clause 3, on any damages received from such action as if such damages were Net Receipts of the type envisaged in Clause 3.3.2.

6.2.6

ValiRx may agree to be joined in any suit to enforce such rights subject to being indemnified and secured in a manner acceptable to ValiRx in its absolute discretion as to any costs, damages, expenses or other liability and shall have the right to be separately represented by its own counsel at the Licensee’s expense.

6.3

Infringement of third party rights

6.3.1

If any warning letter or other notice of infringement is received by a Party, or legal suit or other action is brought against a Party, alleging infringement of third party rights in the manufacture, use or sale of any Licensed Product or use of any Patents, that Party shall promptly provide full details to the other Party, and the Parties shall discuss the best way to respond.

6.3.2

The Licensee shall have the right but not the obligation to defend such suit to the extent it relates to activities in the Field and shall have the right to settle with such third party, provided that if any action or proposed settlement involves the making of any statement, express or implied, concerning the Patent (whether as to validity or otherwise), the consent of ValiRx must be obtained before taking such action or making such settlement.

7

Warranties and Liability

7.1

Warranties by ValiRx.  ValiRx:

7.1.1

warrants that, as at the Commencement Date of this Agreement, it undertaken such activities as may be necessary to give title to the Patents to ValiRx; and

7.1.2

undertakes that apart from a research and Coloration Agreement with the University of Surry summarised in Schedule 3 it has not done, and shall not do nor agree to do during the continuation of this Agreement, any of the following things if to do so would be inconsistent with the exercise by the Licensee of the rights granted to it under this Agreement, namely:

7.1.2.1

grant or agree to grant any rights in the Patents in the Field in the Territory; or

7.1.2.2

subject to Clause 10.3.2, assign or otherwise transfer any of the Patents in the Field in the Territory or any of its rights or obligations under this Agreement.

7.2

No other warranties

7.2.1

Each of the Licensee and ValiRx acknowledges that, in entering into this Agreement, it does not do so in reliance on any representation, warranty or other provision except as expressly provided in this Agreement, and any conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.

7.2.2

Without limiting the scope of clause 7.2.1 above, ValiRx does not make any representation nor give any warranty or undertaking:

7.2.2.1

as to the efficacy or usefulness of the Patents; or

7.2.2.2

that any of the Patents is or will be valid or subsisting or (in the case of an application) will proceed to grant; or

7.2.2.3

that the use of any of the Patents, the manufacture, sale or use of the Licensed Products or the exercise of any of the rights granted under this Agreement will not infringe any other intellectual property or other rights of any other person; or

7.2.2.4

that any other information communicated by ValiRx to the Licensee under or in connection with this Agreement will produce Licensed Products of satisfactory quality or fit for the purpose for which the Licensee intended; or

7.2.2.5

as imposing any obligation on ValiRx to bring or prosecute actions or proceedings against third parties for infringement or to defend any action or proceedings for revocation of any of the Patents; or

7.2.2.6

as imposing any liability on ValiRx in the event that any third party supplies Licensed Products to customers located in the Territory.

7.3

Indemnity. ValiBio shall indemnify all Indemnitees against all third party Claims that may be asserted against or suffered by any of the Indemnitees and which relate to the use by ValiBio or any of its Affiliates or sub-licensees of the Patents or otherwise in connection with the development, manufacture, use or sale of or any other dealing in any of the Licensed Products or provision of any Services by Licensee or any of its sub-licensees, or subsequently by any customer or any other person, including claims based on product liability laws.

7.4

Liability.

7.4.1

To the extent that any Indemnitee has any liability in contract, tort, or otherwise under or in connection with this Agreement, including any liability for breach of warranty, their liability shall be limited in accordance with the following provisions of this Clause 7.4.

7.4.2

The aggregate liability of the Indemnitees shall be limited to the total income that ValiRx has received from the Licensee (less any expenses that ValiRx has incurred in obtaining, maintaining or defending the Patents) during the period of 5 (Five) years preceding the date on which the liability arises; and,

7.4.3

In no circumstances shall any of the Indemnitees be liable for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by the Licensee or its Affiliates or sub-licensees:

7.4.3.1

that is of an indirect, special or consequential nature or

7.4.3.2

any loss of profits, revenue, business opportunity or goodwill.

7.4.4

Nothing in this Agreement excludes any person’s liability to the extent that it may not be so excluded under applicable law, including any such liability for death or personal injury caused by that person’s negligence, or liability for fraud.

8

Term and Termination

8.1

Commencement and Termination by Expiry. This Agreement, and the licenses granted hereunder, shall come into effect on the Commencement Date and, unless terminated earlier in accordance with this Clause 8 shall continue in force until the expiration, lapse or invalidation of the last remaining patents issued under the Patents or if such Patents are patent applications under such patents, until they are refused or rejected without a right of appeal.

8.2

Early Termination

8.2.1

The Licensee may terminate this Agreement at any time on 90 days’ notice in writing to ValiRx.

8.2.2

Without prejudice to any other right or remedy, either Party may terminate this Agreement at any time by notice in writing to the other Party (“Other Party”), such notice to take effect as specified in the notice:

8.2.2.1

if the Other Party is in material breach of this Agreement and, in the case of a breach capable of remedy within 90 days, the breach is not remedied within 90 days of the Other Party receiving notice specifying the breach and requiring its remedy; or if:

8.2.2.2

any of the following occurs;

8.2.2.2.1 the Other Party becomes insolvent or unable to pay its debts as and when they become due;

8.2.2.2.2 an order is made or a resolution is passed for the winding up of the Other Party (other than voluntarily for the purpose of solvent amalgamation or reconstruction); or

8.2.2.2.3 the other Party is subject to a force majeure under clause 10.1 and fails to remedy such force majeure within 90 days.

8.2.3

ValiRx may terminate this Agreement by giving written notice to the Licensee, such termination to take effect forthwith or as otherwise stated in the notice if the Licensee or any of its Affiliates or sub-licensees commences legal proceedings, or assists any third party to commence legal proceedings, to challenge the validity or ownership of any of the Patents.

8.3

Consequences of termination or expiry

8.3.1

The Licensee agrees that termination or expiry of this Agreement for any reason shall not absolve the Licensee’s obligations to pay Patents costs subject to Clause 6.1 of this Agreement where such costs are in respect of a period prior to the date of termination.

8.3.2

Upon termination or expiry of this Agreement for any reason:

8.3.2.1

otherwise than in accordance with Clause 8.1, the Licensee and its sub-licensees shall be entitled to sell, use or otherwise dispose of (subject to payment of royalties under Clause 3) any unsold or unused stocks of the Licensed Products for a period of 6 months following the date of termination;

8.3.2.2

the Licensee shall no longer be licensed to use or otherwise exploit in any way, either directly or indirectly, the Patents, in so far and for as long as any of the Patents remain in force;

8.3.2.3

the Licensee shall consent to the cancellation of any formal license granted to it, or of any registration of it in any register, in relation to any of the Patents; and

8.3.3

subject as provided in these Clauses 8.3.1 and 8.3.2, and except in respect of any accrued rights, neither party shall be under any further obligation to the other.

8.3.4

Upon termination or expiry of this Agreement for any reason the provisions of clauses 1.4, 3.1 to 3.4, 4 (in respect of sales made or other income generated prior to termination or under clauses 8.3.2.1), 6, 7.3, 7.4, 8, 10.8, 10.9 and 10.13 shall remain in force.

8.3.5

Upon termination or expiry of this Agreement for any reason, all rights (of whatsoever nature) to the Patents shall return to ValiRx.

8.3.6

Upon termination or expiry of this Agreement for any reason, the Licensee will do all that is necessary to transfer the ownership of any of its and its sub-licensees’ intellectual property rights that constitute improvements, modifications or enhancements created, developed or arising from the Technology and/or the Patents to ValiRx and pending such transfer the license granted to ValiRx by the Licensee in clause 1.4 shall continue in full force and effect. Any costs incurred in transferring ownership shall be borne solely by the Licensee.

9

Governance

9.1

The Licensee or its Affiliates will hold bi-annual scientific and commercial review and strategy meetings on the progress and future activities for the commercialisation of the Technology where ValiRx will have the right to attend and contribute.

9.2

Within 30 days after the signing of this Agreement, and within 30 days of the anniversary in each subsequent calendar year, the Licensee or its Affiliate shall provide in writing to ValiRx:

9.2.1

a forward looking plan outlining the intended workplan for the following 12 month period, such plan shall include details of any proposed changes to any of the claims made in any of the Patents;

9.2.2

an outline report on research and development progress made (including details of changes made to any of the claims in any of the Patents) and list agreements, including sub-licensing discussions and agreements, entered into with any third parties in relation to rights granted under this Agreement during the preceding twelve months.

10

General

10.1

Force majeure. Neither Party shall have any liability or be deemed to be in breach of this Agreement (save in respect of non-payment by the Licensee of any sums owing to ValiRx) for any delays or failures in performance of this Agreement which result from circumstances beyond the reasonable control of that Party, including without limitation labour disputes involving that Party. The Party affected by such circumstances shall promptly notify the other Party in writing when such circumstances cause a delay or failure in performance and when they cease to do so.

10.2

Amendment. This Agreement may only be amended in writing signed by duly authorised representatives of ValiRx and the Licensee.

10.3

Assignment and third party rights.

10.3.1

Subject to Clause 10.3.2, neither Party shall assign any rights or obligations under this Agreement without the prior written consent of the other Party.

10.3.2

Either Party may assign all its rights and obligations under this Agreement to any of its Affiliates and to any company to which it transfers all or substantially all of its assets or business, PROVIDED that the assignee undertakes to the other Party to be bound by and perform the obligations of the assignor under this Agreement. However a Party shall not have such a right to assign this Agreement if it is insolvent or any other circumstance described in Clause 8.2.2.2 applies to it.

10.4

Waiver. No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

10.5

Invalid clauses. If any provision or part of this Agreement is held to be invalid, amendments to this Agreement may be made by the addition or deletion of wording as appropriate to remove the invalid part or provision but otherwise retain the provision and the other provisions of this Agreement to the maximum extent permissible under applicable law.

10.6

No Agency. Neither Party shall act or describe itself as the agent of the other, nor shall it make or represent that it has authority to make any commitments on the other’s behalf.

10.7

Interpretation. In this Agreement:

10.7.1

the headings are used for convenience only and shall not affect its interpretation;

10.7.2

references to persons shall include incorporated and unincorporated persons; references to the singular include the plural and vice versa; and references to the masculine include the feminine;

10.7.3

references to Clauses and Schedules mean clauses of, and schedules to, this Agreement;

10.7.4

references in this Agreement to termination shall include termination by expiry; and

10.7.5

where the word “including” is used it shall be understood as meaning “including without limitation”.

10.8

Notices

10.8.1

Any notice to be given under this Agreement shall be in writing and shall be sent by first class mail or air mail, or by fax (confirmed by first class mail or air mail) to the address of the relevant Party set out at the head of this Agreement, or to the relevant fax number set out below, or such other address or fax number as that Party may from time to time notify to the other Party in accordance with this Clause 10.8. The fax numbers of the Parties are as follows:

ValiRx FAX number:

+44 203 008 4415

ValiBio FAX number:

+32 71 47 15 20

10.8.2

Notices sent as above shall be deemed to have been received three working days after the day of posting (in the case of inland first class mail), or seven working days after the date of posting (in the case of air mail), or on the next working day after transmission (in the case of fax messages, but only if a transmission report is generated by the sender’s fax machine recording a message from the recipient’s fax machine, confirming that the fax was sent to the number indicated above and confirming that all pages were successfully transmitted).

10.9

Law and jurisdiction. This Agreement shall be governed by the Laws of England and Wales.

10.10

Further action. Each Party agrees to execute, acknowledge and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

10.11 Announcements. Save as required by law or in respect of any regulatory requirements, neither Party shall make any press or other public announcement concerning any aspect of this Agreement, without prior consent of the other Party.

10.12

Entire agreement. This Agreement, including its Schedules, sets out the entire agreement between the Parties relating to its subject matter and supersedes all prior oral or written agreements, arrangements or understandings between them relating to such subject matter. The Parties acknowledge that they are not relying on any representation, agreement, term or condition which is not set out in this Agreement.

10.13

Third parties. Except for the rights of the Indemnitees as provided in clauses 7.3 and 7.4, who may in their own right enforce the provisions of that Clause, this Agreement does not create any right enforceable by any person who is not a party to it (‘Third Party’) under the Contracts (Rights of Third Parties) Act 1999, but this clause does not affect any right or remedy of a Third Party which exists or is available apart from that Act. The Parties may amend, renew, terminate or otherwise vary all or any of the provisions of this Agreement, including Clauses 7.3 and 7.4, without the consent of the Indemnitees.

AGREED by the parties through their authorised signatories

For and on behalf of

VALIRX PLC

Signed

/s/ George S. Morriss

Name    George S. Morris, PhD

Title      COO

Date      March 8, 2010

For and on behalf of

ValiBio SA

Signed

/s/ Patrick J. Rousseau

Name

Patrick J. Rousseau.

Title

Executive Chairman

Date

March 8, 2010

Schedule 1

The Patents

Reference	Country	Title	Priority Date	Application No.	Publication No.	Case Status
W02005/ 019826 A1	Worldwide	Detection of Histone Modifications in Cell-Free Nucleosomes	18 August 2003	PCT/GB2004/ 003564	W02005/ 019826 A1	National phase

Schedule 2

Appointment of expert

1.

Pursuant to Clauses 4.5 and 4.6, ValiRx may serve a notice on the Licensee (“Referral Notice”), in accordance with Clause 10.8, notifying the Licensee that it wishes to refer the dispute to an expert (the “Expert”) for his determination.

2.

The Parties shall agree the identity of a single independent, impartial expert to determine such questions.  In the absence of such agreement within 30 days of the Referral Notice, either of the Parties may request an expert be appointed by the President of The Law Society of England and Wales.

3.

60 days after the giving of a Referral Notice, both Parties shall exchange simultaneously statements of case in no more than 10,000 words, in total, and each side shall simultaneously send a copy of its statement of case to the Expert.

4.

Each Party may, within 30 days of the date of exchange of statement of case pursuant to paragraph 3 above, serve a reply to the other side’s statement of case of not more than 10,000 words.  A copy of any such reply shall be simultaneously sent to the Expert.

5.

The Expert shall make his decision on the basis of written statements and supporting documentation only and there shall be no oral hearing.  The Expert shall issue his decision in writing within 30 days of the date of service of the last reply pursuant to paragraph 4 above, or, in the absence of receipt of any replies, within 60 days of the date of exchange pursuant to paragraph 3 above.

6.

The Expert’s decision shall (in the absence of manifest error) be final and binding on the Parties.

7.

All costs in relation to the appointment of the Expert shall be borne by the Parties in such proportions as the Expert shall determine.

Schedule 3

Collaboration with the University of Surrey for the use of Hypergenomics in the study of prostate cancer.

Further to Clause 7.1.2 of the forgoing Agreement, a Collaboration Agreement exists between ValiRx and the UNIVERSITY OF SURREY established by Royal Charter in 1966 and having its campus in Guildford, Surrey, GU2 7XH,

In summary this agreement gives the University of Surrey the right to use Intellectual Property incorporated in the Patent in a collaborative research project entitled “Prostate Cancer Study with HyperGenomics”.

Specifically the collaboration is aimed at;

Preparing a hypersensitive site library of candidate diagnostic sites and then to select initial target genes of interest in PIN / prostate cancer. Following on the hypersensitive site sequences discovered are intended to be used to identify further putative sites of interest in other genes of interest using bioinformatics.

Subsequently it is intended to screen a selection of patient samples for the library of candidate sites, leading to elimination of the vast majority of candidates. The remaining candidates will form the basis of a diagnostic panel for further validation.

The University of Surrey agrees that any Resulting IPR belongs to ValiRx and ValiRx agrees to share any and all revenue generated from any Resulting IPR with the University of Surrey in accordance with the provisions of a Revenue Sharing Agreement between the University of Surrey and ValiRx. ValiRx shall licence the Resulting IPR to ValiBio under terms similar to the Agreement